Exhibit 23.2

Consent of Epstein, Weber & Conover P.L.C.
Independent Certified Public Accountants

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the YP Corp. Amended and Restated 2003 Stock Plan, of our report dated December 18, 2006, with respect to our audit of the financial statements of YP Corp., included in its Annual Report on Form 10-K as of September 30, 2006 and for the year then ended, filed with the Securities Exchange Commission.

/s/ Epstein, Weber & Conover P.L.C.

Scottsdale, Arizona
February 20, 2007